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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

TIPPERARY CORPORATION
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	1-7796 (Commission File Number)	75-1236955 (IRS Employer Identification No.)
633 Seventeenth Street, Suite 1550 Denver, Colorado 80202 (Address of principal executive offices) (Zip Code)

303-293-9379
 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
Exhibit Index

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

        On September 20, 2004, Tipperary Corporation entered into a Stock Purchase Agreement and Registration Rights Agreement under which it agreed to sell and issue two million (2,000,000) shares of common stock at a price of four dollars ($4.00) per share to eleven (11) unaffiliated institutional investors. The sale was completed and the shares delivered to the purchasers on September 23, 2004. The shares were offered and sold in transactions exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated thereunder. The shares were offered and sold to a limited number of institutional investors, with no general solicitation or advertising, and the Stock Purchase Agreement contains several purchaser representations acknowledging, among other things, that the shares sold are "restricted securities" as defined in Rule 144 adopted under the Act. A copy of the Stock Purchase Agreement (including the Registration Rights Agreement) is furnished with this report as Exhibit 4.79.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

        Filed herewith is the following:

Exhibit No.	Description
EX-4.79	Stock Purchase Agreement dated September 20, 2004, including the Registration Rights Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON
By:	/s/ DAVID L. BRADSHAW David L. Bradshaw President, Chief Executive Officer and Chairman of the Board

Date: September 24, 2004

EXHIBIT INDEX

Exhibit No.	Description
EX-4.79	Stock Purchase Agreement dated September 20, 2004, including the Registration Rights Agreement